Exhibit 99.1

FOR IMMEDIATE RELEASE

Momentive Performance Materials Holdings Inc. and Hexion LLC Announce Agreement

To Create A Global Leader In Specialty Chemicals and Materials

•	Combination To Form $7.5 Billion Producer of Specialty Chemicals & Materials

•	Transaction Anticipated To Close In Fourth Quarter 2010

•	New Company Will Assume Momentive Performance Materials Name

ALBANY, N.Y. and COLUMBUS, Ohio – (September 13, 2010) – Momentive Performance Materials Holdings Inc., the parent company of Momentive Performance Materials Inc., and Hexion LLC, the parent company of Hexion Specialty Chemicals, Inc., today jointly announced an agreement under which their newly-formed holding companies will merge, creating a global leader in specialty chemicals and materials.

The boards of both holding companies have unanimously approved the merger, which is subject to customary conditions. Closing is anticipated to occur October 1. The new company will operate under the Momentive Performance Materials name.

The capital structures of both Momentive Performance Materials Holdings Inc. and Hexion LLC and their respective subsidiaries will remain separate and in place. Upon closing, with 117 production facilities, more than 10,000 associates, pro forma annualized sales of approximately $7.5 billion and Adjusted EBITDA of $1.24 billion, the new Momentive will be one of the world’s largest specialty chemicals and materials companies. The new company will have operations located to serve all major regions of the world with a broad portfolio of specialty performance products for industrial and consumer markets.

Affiliates of investment firm Apollo Management, L.P. own a controlling interest in both Hexion and Momentive. Based in Columbus, Ohio, Hexion serves industrial customers with a wide range of specialty chemicals. Momentive, based in Albany, New York, provides industrial customers and consumers with silicone- and quartz-based specialty materials.

“We believe the time is right to unify these two companies into a global leader in the specialty materials space,” said Josh Harris, Managing Partner and co-founder of Apollo Management. “Once the transaction is completed, the combined company will be able to provide customers with a full range of specialty chemicals and materials and will have significant operations in virtually all major world markets. The transaction does not require any additional financing and will result in significant synergies that will enhance the financial profile of the new Momentive.”

Craig O. Morrison, Chairman and CEO of Hexion, will become Chairman and CEO of the combined company upon completion of the merger. Dr. Jonathan Rich, President and CEO of Momentive, will join the Board of Directors of the newly formed company and will continue his association with Apollo Management.

In addition, William H. Carter, Executive Vice President & CFO for Hexion, will assume that role in the new company. Tony Colatrella, CFO for Momentive, will assist in the transition. Steven Delarge, President of the Americas for Momentive, will become President of a new global Silicones & Quartz Division within the new Momentive organizational structure.

The new company will be headquartered in Columbus, Ohio, and will maintain a significant presence in Albany, New York, where its silicones business will continue to be headquartered.

“This transaction will forge an industry leader in specialty chemicals and materials, with significant operations in Asia, Europe and the Americas, a broad product and service profile and excellent opportunities for value creation,” Morrison said. “We are excited about the opportunities this transaction will bring to our customers and our associates, and the transformational opportunity we have to create a specialty company of significant size and scale.”

“The complementary technologies of our two companies will enable the combined company to present to customers a full range of innovative solutions for their materials needs,” said Dr. Rich. “The combination will create a leader in cutting-edge solutions serving a wide range of industrial and consumer product needs.”

Hexion Specialty Chemicals was formed in 2005 through the combination of Borden Chemical, Inc., Resolution Performance Products, Inc., Resolution Specialty Materials, Inc., and Bakelite AG. Momentive Performance Materials was formed in 2006 through the acquisition of GE Advanced Materials.

Conference Call

Hexion and Momentive will host a joint teleconference to discuss the transaction on September 13, 2010, at 10 a.m. Eastern Time. Interested parties are asked to dial-in approximately 10 minutes before the call begins at the following numbers:

U.S. Participants: 866-804-6922

International Participants: 857-350-1668

Participant Passcode: 64039088

Live Internet access to the call and presentation materials will be available through the Investor Relations sections of the Hexion and Momentive websites: www.hexion.com or www.momentive.com. A replay of the call will be available for three weeks beginning at 1 p.m. Eastern Time on September 13, 2010. The playback can be accessed by dialing 888-286-8010 (U.S.) and 617-801-6888 (International). The passcode is 15135602. A replay also will be available through the Investor Relations sections of the Hexion and Momentive websites.

About Hexion Specialty Chemicals, Inc.

Based in Columbus, Ohio, Hexion Specialty Chemicals is the global leader in thermoset resins. Hexion serves the global wood and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Hexion is controlled by an affiliate of Apollo Management, L. P. Additional information is available at www.hexion.com.

About Momentive Performance Materials Inc.

Momentive is a global leader in silicones and advanced materials, with a 70-year heritage of being first to market with performance applications for major industries that support and improve everyday life. The company delivers science-based solutions, by linking custom technology platforms to opportunities for customers. Momentive Performance Materials is controlled by an affiliate of Apollo Management, L.P. Additional information is available at www.momentive.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. All statements, other than statements of historical fact, could be forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” or similar expressions. Forward-looking statements reflect our current expectations and assumptions regarding our businesses, the economy and other future events and conditions, and are based on currently available financial economic and competitive data and current business plans. Actual results could vary materially depending on risks and uncertainties that may affect operations, markets, services, prices and other factors as discussed in the most recent Annual Report on Form 10-K and other filings made by Hexion Specialty Chemicals, Inc. (“Hexion”) and Momentive Performance Materials Inc. (“Momentive”) with the Securities and Exchange Commission (SEC). We caution you against relying on any forward-looking statements as they are neither statements of historical fact nor guarantees of future performance.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional or global economic, competitive and regulatory factors including, but not limited to, the current credit crises and global economic downturn, interruptions in the supply of or increased pricing of raw materials due to natural disasters, pricing actions by our competitors that could affect our operating margins, changes in governmental regulations involving our products, and the following:

•	risks and uncertainties arising from the possibility that the closing of the transaction may be delayed or not occur,

•	difficulties with the integration process or realization of benefits from the transactions,

•	our inability to achieve expected cost savings,

•	the outcome of litigation described in the footnote to financial statements on Commitments and Contingencies in the most recent Hexion and Momentive Annual Reports on Form 10-K,

•	our failure to comply with financial covenants under our credit facilities or other debt, and

•	the other factors described in the Risk Factors sections of the Annual Reports on Form 10-K and in the other Hexion and Momentive SEC filings.

Any forward-looking statement made by us in this document speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP financial measure as defined by SEC rules. Adjusted EBITDA is not intended to represent any measure of earnings or cash flow in accordance with US GAAP and the calculation and use of this measure may differ from other companies. Adjusted EBITDA should not be used in isolation or as a substitute for measures of performance or liquidity. Adjusted EBITDA should not be considered an alternative to operating income or net income (loss) under US GAAP to evaluate results of operations or as an alternative to cash flows as a measure of liquidity. Pro Forma Adjusted EBITDA for the combined entities reflects Hexion Specialty Chemical, Inc.’s previously reported Segment EBITDA for the six-month period ended June 30, 2010 and Momentive Performance Materials Inc.’s previously reported Adjusted EBITDA for the six-month period ended June 27,2010, in each case on a pro forma annualized basis, as well as $100 million in estimated synergies from the transaction and Hexion’s $70 million of in-process productivity savings at June 30, 2010. For additional information on Hexion’s

Segment EBITDA and Momentive’s Adjusted EBITDA, including a reconciliation of such previously reported amounts to such company’s net income (loss), please see such company’s most recent Quarterly Report on Form 10-Q for the period then ended. Following completion of the transactions, Adjusted EBITDA for each of Hexion Specialty Chemical, Inc. and Momentive Performance Materials Inc. will continue to be calculated separately as required under their respective debt agreements, and will give effect to cost savings and other synergies applicable to the respective company as a result of the transactions.

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Contacts for Hexion Specialty Chemicals

Media:

Peter Loscocco

614-225-4127

peter.loscocco@hexion.com

Investors:

John Kompa

614-225-2223

john.kompa@hexion.com

Contacts for Momentive Performance Materials

Media:

John Scharf

518-233-3893

john.scharf@momentive.com

Investors:

Peter Cholakis

(914) 784-4871

peter.cholakis@momentive.com

Contact for Apollo Management, L.P.

Charles Zehren

Rubenstein Associates, Inc.

(212) 843-8590

czehren@rubenstein.com